UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2020

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PROTEO, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-30728	90-0019065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2102 Business Center Drive, Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(949) 253-4155

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 4, 2020, the U.S. Securities and Exchange Commission (the "Commission") issued an order under Section 36 (Release No. 34-88318), as modified and superseded by a new order issued by the Commission on March 25, 2020 (Release No. 34-88465), of the Securities Exchange Act of 1934, as amended ("Exchange Act"), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (collectively, the “Order”). The Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

Proteo, Inc. (the "Company") is furnishing this Current Report on Form 8-K to indicate its reliance on the Order in connection with the Company's Quarterly Report on Form 10-Q for the first quarter of 2020 as a result of the circumstances set forth below.

Following the COVID-19 diagnosis for one of the Company’s employees, the Company closed its corporate offices and requested all employees to work remotely until further notice. Employees affected by such closure included certain of the Company’s key personnel of its German-based wholly-owned subsidiary, Proteo Biotech AG, whom are responsible for assisting the Company in the preparation of its financial statements. Additionally, the Company’s external accountant in Germany also switched to partial home office operations. This did not allow for timely access to certain accounting information, which contributed to the overall delay in completing the required financial statements of the Company. Therefore, the Company is unable to file a timely and accurate Quarterly Report on Form 10-Q for the first quarter of 2020 by the prescribed date without undue hardship and expense to the Company.

Accordingly, in reliance upon the Order, the Company expects to file its Quarterly Report on Form 10-Q for the first quarter of 2020 no later than 45 days after May 15, 2020.

The Company has added to the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and is adding to its subsequent Quarterly Reports on Form 10-Q the following risk factor:

Our business may suffer from the severity or longevity of the Coronavirus/COVID-19 Global Outbreak. The Coronavirus ("Covid-19") is currently impacting countries, communities, supply chains and markets, as well as the global financial markets. To date, Covid-19 has not had a material impact on the Company, other than as set forth above. However, the Company cannot predict whether Covid-19 will have a material impact on our financial condition and results of operations due to understaffing, disruptions in government spending, among other factors. In addition, at this time we cannot predict the impact of Covid-19 on our ability to obtain financing necessary for the Company to fund its working capita1 requirements. In most respects, it is too early in the Covid-19 pandemic to be able to quantify or qualify the longer-term ramifications on our business and/or our potential investors.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 outbreak on travel and physical locations, the anticipated impact of such outbreak on our results of operations, and possible effect of the postponement and cancellation of trade shows and events on our overall revenues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including on our business activities (including our evaluation of the Company options and if the Company will be able to continue as a going concern if no additional funding is secured in the near term) and levels of business and economic confidence generally. The duration of the COVID-19 outbreak and severity of such outbreak, the pace of recovery following the COVID-19 outbreak, the effect on our ability to implement cost containment and business restructuring strategies; and the adverse effects of the COVID-19 outbreak on our business and the risk factor described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent filings with the U.S. Securities and Exchange Commission, including subsequent quarterly reports on Forms 10-Q and current reports on Form 8-K are uncertain. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Proteo, Inc.

By	/s/ Oliver Wiedow
Name: Oliver Wiedow Title: Chief Executive Officer and Chief Financial Officer

Date: May 12, 2020

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